EXHIBIT 23


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






          As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Form S-8 Registration Statement of KU Energy Corporation and Kentucky Utilities Company (File No. 33-44234) and Kentucky Utilities Company's previously filed Form S-3 Registration Statement (File No. 33-69852) of our report dated January 26, 1994, included in Kentucky Utilities Company's Form 10-K for the year ended December 31, 1993.




                              /s/ Arthur Andersen & Co.
                              Arthur Andersen & Co.

     Chicago, Illinois
     March 14, 1994

































                                         -80-